UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PartnerRe Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Series G Cumulative Redeemable Preferred Shares 7.25% Series H Cumulative Redeemable Preferred Shares 5.875% Series I Non-Cumulative Redeemable Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(b) of the Act: 6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value, 7.25% Series H Cumulative Redeemable Preferred Shares, $1.00 par value and 5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value, 7.25% Series H Cumulative Redeemable Preferred Shares, $1.00 par value, and 5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value, of PartnerRe Ltd. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of the New Preferred Shares” in the Registrant’s offering memorandum, dated April 1, 2016, filed with the Securities and Exchange Commission as exhibit (a)(1)(i) to Schedule TO on April 1, 2016. Such information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1.	Certificate of Designation of 6.50% Series G Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 3, 2016).

4.2.	Certificate of Designation of 7.25% Series H Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 3, 2016).

4.3.	Certificate of Designation of 5.875% Series I Non-Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K on May 3, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2016

PARTNERRE LTD.

By:	/s/ Marc Wetherhill
Name:	Marc Wetherhill
Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description

4.1.	Certificate of Designation of 6.50% Series G Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 3, 2016).

4.2.	Certificate of Designation of 7.25% Series H Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 3, 2016).

4.3.	Certificate of Designation of 5.875% Series I Non-Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K on May 3, 2016).